                             SUMMIT PROPERTIES INC.
                            (a Maryland corporation)

                        Common Stock and Preferred Stock

                             UNDERWRITING AGREEMENT

                                                                  August 1, 1996


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
World Financial Center
North Tower
New York, New York 10281-1305


Ladies and Gentlemen:


         Summit Properties Inc., a Maryland corporation (the "Company"), proposes to issue and sell shares of Common Stock, $.01 par value (the "Common Stock") or shares of Preferred Stock, $.01 par value (the "Preferred Shares"), from time to time, in one or more offerings on terms to be determined at the time of sale. Each series of Preferred Shares may vary as to the specific number of shares, title, stated value, liquidation preference, issuance price, ranking, dividend rate or rates (or method of calculation), dividend payment dates, redemption provisions, sinking fund requirements, conversion or exchange provisions and any other variable terms as set forth in the applicable articles supplementary (each, the "Articles Supplementary") relating to such Preferred Shares. As used herein, "Securities" shall mean the Common Stock and the Preferred Shares, as applicable. As used herein, "you" and "your", unless the context otherwise requires, shall mean the parties to whom this underwriting agreement (this "Agreement") is addressed together with the other parties, if any, identified in the applicable Terms Agreement (as defined herein) as additional co-managers with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

         The Company is the sole general partner, and the principal limited partner, of Summit Properties Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"). The Company's business of owning and managing multifamily apartment
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communities is conducted principally through the Operating Partnership.  The
Company's third party management and certain construction and other business are conducted through its subsidiaries, Summit Management Company, a Maryland corporation (the "Management Company") and Summit Apartment Builders, Inc., a Florida corporation (the "Building Company"). For the purposes of this Agreement, each of the Operating Partnership, the Management Company, and the Building Company is deemed a "Subsidiary" of the Company.

         It is understood that the net proceeds of an offering of securities to which this Agreement relates will be contributed to the Operating Partnership in exchange for interests in the Operating Partnership ("Units").

         Whenever the Company determines to make an offering of Securities through you or through an underwriting syndicate managed by you, the Company will enter into an agreement (the "Terms Agreement") providing for the sale of such Securities (the "Underwritten Securities") to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the "Underwriters", which term shall include you whether acting alone in the sale of the Underwritten Securities or as a member of an underwriting syndicate and any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Underwritten Securities shall specify the number of Underwritten Securities of each class or series to be initially issued (the "Initial Underwritten Securities"), the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the number of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, the names of such of you or such other Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the time, date and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Initial Underwritten Securities (including but not limited to, current ratings, designations, liquidation preferences, conversion or exchange provisions, redemption provisions and sinking fund requirements (in the case of Preferred Shares only)). In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Underwritten Securities to cover over-allotments, if any, and the number of Underwritten Securities subject to such option (the "Option Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of the Option Securities agreed





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to be purchased by the Underwriters as provided herein, if any.  The Terms
Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Underwritten Securities through you or through an underwriting syndicate managed by you will be governed by this Agreement, as supplemented by the applicable Terms Agreement.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-90706) for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement. Such registration statement (as amended, if applicable) has been declared effective by the Commission. Such registration statement and the prospectus constituting a part thereof, in each case as supplemented by a prospectus supplement relating to the offering of Underwritten Securities (the "Prospectus Supplement"), including in each case all documents incorporated therein by reference and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus", respectively; provided, however, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriters by the





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Company in reliance on Rule 434 under the 1933 Act (the "Rule 434 Prospectus").
If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No.
33-90706) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

         Section 1.  Representations and Warranties.

         (a) The Company and the Operating Partnership each jointly and severally represents and warrants to you, as of the date hereof, and to you and each other Underwriter named in the applicable Terms Agreement, as of the date thereof (in each case, a "Representation Date"), as follows:

                      (i) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and at each time thereafter on which the Company filed an Annual Report on Form 10-K with the Commission, complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; the Registration Statement, at the time the Registration Statement became effective and at each time thereafter on which the Company filed an Annual Report on Form 10-K with the Commission, did not, and at each time thereafter on which any amendment to the Registration Statement becomes effective or the Company files an Annual Report on Form 10-K with the Commission and as of each Representation Date, and at the Closing Time (as hereinafter defined), will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof, does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through you expressly for use in the Registration Statement or Prospectus.

                      (ii) The accountants who certified the financial statements and supporting schedules included or incorporated





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         by reference in the Registration Statement and the Prospectus are
         independent public accountants as required by the 1933 Act and the 1933 Act Regulations; and there have been no disagreements with any accountants or "reportable events" (as defined in Item 304 of Regulation S-K promulgated by the Commission) required to be disclosed in the Prospectus or elsewhere pursuant to such Item 304.

                    (iii) The historical financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its Subsidiaries taken as a whole as at the dates indicated and the results of operations for the periods specified; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied (except, in the case of interim financial results, for the notes thereto and ordinary year-end adjustments) on a consistent basis and comply with the applicable accounting requirements of the 1933 Act (including, without limitation, Rule 3-14 and Rule 3-15 of Regulation S-X promulgated by the Commission), and all adjustments necessary for a fair presentation of the results for such periods have been made; the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and the selected financial data (both historical and, if any, pro forma) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the related financial statements presented therein.

                      (iv) The historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with generally accepted accounting principles; the pro forma consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, if any, present fairly the pro forma financial position of the Company and its Subsidiaries taken as a whole as of the dates indicated and the results of operations for the periods specified; and any such pro forma financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of the Company and its Subsidiaries included or incorporated by





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         reference in the Registration Statement and the Prospectus, the
         assumptions on which such pro forma financial statements have been prepared were, when such pro forma financial statements were prepared, reasonable and are summarized in the notes thereto, and any such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and any such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

                      (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or operations of the Company and its Subsidiaries taken as a whole from that set forth in the Prospectus.

                      (vi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus,
         (1) neither the Company nor its Subsidiaries have incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business;
         (2) neither the Company nor its Subsidiaries have purchased any of the Company's outstanding Common Stock, nor declared, paid or otherwise made any dividend or distribution of any kind on the Company's Common Stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital, Common Stock, short-term debt or long-term debt of either the Company or its Subsidiaries, except in each case as described in or contemplated by the Prospectus.

                    (vii) The Operating Partnership has been duly formed, is validly existing as a partnership in good standing under the laws of the State of Delaware, has the partnership power and authority to own its property and any property proposed to be acquired by it and referred to in the Prospectus and to conduct its business as described in the Prospectus and is duly qualified to transact such business, and is in good standing in each jurisdiction in which the conduct of its business or its ownership, management or leasing of property requires such qualification except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.





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                   (viii)    The Agreement of Limited Partnership of the
         Operating Partnership (the "Agreement of Limited Partnership") has been duly and validly authorized, executed and delivered by the Company and, to its best knowledge, by the partners of the Operating Partnership, including the Company in its capacity as sole general partner of the Operating Partnership, and is a valid and binding agreement of the Company and, to its best knowledge, of the partners of the Operating Partnership, including the Company in its capacity as sole general partner of the Operating Partnership, enforceable in accordance with its terms.

                      (ix) Each of the Company, the Management Company and the Building Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and any property proposed to be acquired by it and referred to in the Prospectus and to conduct its business as described in the Prospectus and is duly qualified to transact such business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, management or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole; the Company has the corporate power to enter into and perform its obligations under this Agreement and the Terms Agreement; the Articles Supplementary relating to the Preferred Shares, if applicable, will be in full force and effect as of each applicable Representation Date and, except as otherwise stated in the Prospectus, all of the issued and outstanding capital stock or other ownership interests in the Management Company and the Building Company have been validly issued and are owned by the Operating Partnership, directly or through subsidiaries, and by William F. Paulsen, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Company or any of its subsidiaries and described in the Prospectus.

                      (x) Except as disclosed in the Registration Statement, the Company has no material subsidiaries.

                      (xi) All shares of Common Stock and Preferred Stock outstanding prior to the issuance of the Underwritten Securities have been duly authorized and are validly issued, fully paid and non-assessable.





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                    (xii)    Each of the partnership and joint venture
         agreements to which the Company and any of its Subsidiaries is a party, and which relates to real property, has been duly authorized, executed and delivered on the part of the Company and any of such Subsidiaries by any of them that is a party thereto and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or
         (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the execution, delivery and performance of any of such agreements by the Company and any of its Subsidiaries, as applicable, did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter, by-laws, agreement of limited partnership (or other organizational documents) of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.

                   (xiii) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus. The Company has duly reserved a sufficient number of shares of Common Stock for issuance upon exchange of outstanding units in the Operating Partnership.

                    (xiv) The Underwritten Securities being sold pursuant to this Agreement and the applicable Terms Agreement have, as of each applicable Representation Date, been duly authorized by the Company and such Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement and such Terms Agreement and such Underwritten Securities, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in such Terms Agreement or any Delayed Delivery Contract (as hereinafter defined), will be validly issued, fully paid and non-assessable, and the issuance of such Underwritten Securities will not be subject to preemptive rights; the Preferred Shares, if applicable, conform to the provisions of the Articles Supplementary; and the Underwritten Securities being sold pursuant to the applicable Terms Agreement conform in all material respects to all statements relating thereto contained in the Prospectus and will be in substantially the form filed or





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         incorporated by reference, as the case may be, as an exhibit to the
         Registration Statement.

                  (xv) If applicable, the shares of Common Stock issuable upon conversion of any of the Preferred Shares will have been duly and validly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be duly authorized and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon conversion will not be subject to preemptive or other similar rights; the shares of Common Stock issuable upon conversion of any of the Preferred Shares, conform in all material respects to all statements relating thereto contained in the Prospectus.

                 (xvi) The execution and delivery by each of the Company and the Operating Partnership of this Agreement, the performance by each of the Company and the Operating Partnership of its obligations under this Agreement and the execution and delivery by the Company of the applicable Terms Agreement will not contravene any provision of applicable law or the articles of incorporation or bylaws of the Company or the Agreement of Limited Partnership of the Operating Partnership or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by each of the Company and the Operating Partnership of its obligations under this Agreement and the applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Underwritten Securities.

               (xvii) The Company has since February 12, 1994 been qualified as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and has elected to be taxed as a REIT under the Code, and will continue to be organized and operated in a manner so as to qualify as a REIT.

               (xviii)   None of the Company, the Operating Partnership,
         the Management Company or the Building Company is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.





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                    (xix)    There are no legal or governmental proceedings
         pending or threatened to which the Company, any Subsidiary or any Affiliate (as defined in Rule 12b-2 under the Exchange Act) of the Company is a party or to which any of their properties or the Communities (as that term is defined in the Prospectus) is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                      (xx) The Company and its Subsidiaries own or possess any trademarks, service marks, trade names or copyrights required in order to conduct their respective businesses as described in the Prospectus, other than those which the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries.

                    (xxi) The Company and the Operating Partnership have all necessary authorizations, approvals, permits and consents of any court or governmental authority or agency necessary in connection with the consummation by the Company or the Operating Partnership of the transactions contemplated by this Agreement and the applicable Terms Agreement, including such as may be required under the 1933 Act or the 1933 Act Regulations, state securities laws, real estate syndication laws or under the rules and regulations of the National Association of Securities Dealers, Inc.

                   (xxii) The Company and each Subsidiary has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                   (xxiii)   The Company has full right, power and authority to
         enter into this Agreement and the applicable Terms Agreement, and this Agreement has been, and as of each Representation Date the applicable Terms Agreement will have





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         been, duly authorized, executed and delivered by the Company.

                   (xxiv) The Operating Partnership has full right, power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Operating Partnership.

                    (xxv) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date or Closing Time (as defined herein) or during the period specified in Section 3(f), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   (xxvi) (i) The Company and its Subsidiaries have good and marketable title in fee simple to all real property, free and clear of all liens, in each case except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and by its Subsidiaries; (ii) any real property and buildings held or proposed to be held under lease by the Company and its Subsidiaries are, or will be, held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and by its Subsidiaries, in each case except as described in or contemplated by the Prospectus; (iii) the construction, management and operation of the buildings, fixtures and other improvements located on the Communities as currently conducted or existing are not in violation of any applicable building code, zoning ordinance or other law or regulation except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole, (iv) neither the Company, the Operating Partnership nor the Management Company has received notice of any proposed





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         material special assessment or any proposed material change in any property tax, zoning or land use laws or availability of water for irrigation affecting all or any portion of the Communities; (v) neither the Company nor the Operating Partnership is aware of, nor reasonably should be aware of, any material delay with respect to the construction of Communities referred to in the Prospectus, or any material increase in the estimated cost of such construction, or any other matter materially detrimental to the construction, or any factor which may, through passage of time or otherwise, give rise to such delay, cost increase or detriment; (vi) there do not exist any material violations of any declaration of covenants, conditions and restriction (the "CC&R's") with respect to any of the Communities, nor is there any existing state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation; and (vii) the improvements comprising any portion of the Communities (the "Improvements") are free of any and all material physical, mechanical, structural, design and construction defects and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order and are free of material defects.

                   (xxvii)   The Operating Partnership has an ALTA Extended
         Coverage Owner's Policy of Title Insurance on all of the Communities and such title insurance is in full force and effect.

                 (xxviii)    The Company and each Subsidiary (i) is in
         compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except with respect to clauses (i), (ii) and
         (iii) above, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Prospectus or would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.





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                 (xxix)  There are no costs or liabilities associated with
         Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                 (xxx) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries taken as a whole, except as described in or contemplated by the Prospectus.

                 (xxxi) The assets of the Company do not constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended.

                 (xxxii) There is no default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument relating to any of the Communities, the violation of which would individually or in the aggregate have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                 (xxxiii) The mortgages and deeds of trust encumbering the Communities are not cross-defaulted or cross-collateralized with any other property not owned directly or indirectly by the Company or its Subsidiaries.

                 (xxxiv) If applicable, the shares of Common Stock issued pursuant to the applicable Terms Agreement or issuable upon conversion of any Preferred Shares issued pursuant to the applicable Terms Agreement have been approved for listing on the New York Stock Exchange, subject to final notice of issuance.

         (b) Any certificate signed by any officer of the Company in such capacity or as general partner of the Operating Partnership and delivered to you or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate.

         Section 2.  Purchase and Sale.

         (a) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement relating to the Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the number of Option Securities set forth therein at the same price per Option Security as is applicable to the Initial Underwritten Securities. Such option, if granted, will expire 30 days or such lesser number of days as may be specified in the applicable Terms Agreement after the Representation Date relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by you to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by you, but shall not be later than three full business days and not be earlier than two full business days after the exercise of said option, unless otherwise agreed upon by you and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in the applicable Terms Agreement bears to the total number of Initial Underwritten Securities (except as otherwise provided in the applicable Terms Agreement), subject to such adjustments as you in your discretion shall make to eliminate any sales or purchases of fractional Initial Underwritten Securities.

         (c) Payment of the purchase price for, and delivery of, the Underwritten Securities to be purchased by the Underwriters shall be made at the office of Brown & Wood LLP, 57th Floor, One World Trade Center, New York, New York 10048-0557, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or, if pricing takes place after 4:30 p.m. New York City time on the date of the applicable Terms Agreement, on the fourth business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or at such other time as shall be agreed upon by you and the Company (each such time and date being referred to as a "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities, shall be made at the above-mentioned offices of Brown & Wood LLP, or at such other place as shall be agreed upon by you and the Company on each Date of Delivery as specified in the notice from you to the Company. Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the company, against delivery to you for the respective accounts of the Underwriters for the Underwritten Securities to be purchased by them. The Underwritten Securities shall be in such authorized denominations and registered in such names as you may request in writing at least one business day prior to the applicable Closing Time or Date of Delivery, as the case may be. The Underwritten Securities, which may be in temporary form, will be made available for examination and packaging by you on or before 3:00 P.M. on the first business day prior to the Closing Time or Date of Delivery, as the case may be.

         If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit B hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to you at Closing Time, for the respective accounts of the Underwriters, a fee specified in the applicable Terms Agreement for each of the Underwritten Securities for which Delayed Delivery Contracts are made at the Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types described in the Prospectus. At the Closing Time, the Company will enter into Delayed Delivery Contracts (for not less than the minimum number of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate number of Underwritten Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

         You shall submit to the Company, at least two business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the number of Underwritten Securities to be purchased by each of them, and the Company will advise you, at least one business day prior to the Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the number of Underwritten Securities to be covered by each such Delayed Delivery Contract.

         The number of Underwritten Securities agreed to be purchased by the several Underwriters pursuant to the applicable Terms Agreement shall be reduced by the number of Underwritten Securities covered by Delayed Delivery Contracts as to each Underwriter as set forth in a written notice delivered by you to the Company; provided, however, that the total number of Underwritten Securities to be purchased by all Underwriters shall be the total number of Underwritten Securities covered by the applicable Terms Agreement, less the number of Underwritten Securities covered by Delayed Delivery Contracts.

         SECTION 3. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with you, and with each Underwriter participating in the offering of Underwritten Securities, as follows:

         (a) Immediately following the execution of the applicable Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the number of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the number of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Underwritten Securities; and the Company will, by the close of business in New York on the second business day immediately succeeding the date of the applicable Terms Agreement, transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus (including such Prospectus Supplement) as you shall reasonably request. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, the Company will prepare an abbreviated term sheet that complies with the requirements of Rule 434 under the 1933 Act Regulations and will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations.

         (b) The Company will notify you immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act relating to or affecting any Securities offered or proposed to be offered by you or the Underwriters pursuant hereto,
(iii) the receipt of any comments from the Commission relating to or affecting any Securities offered or proposed to be offered by you or the Underwriters pursuant hereto, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating to or affecting any Securities offered or proposed to be offered by you or the Underwriters pursuant hereto, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose relating to or affecting any Securities offered or proposed to be offered by you or the Underwriters pursuant hereto. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (c) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, the Company will give you notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, 1934 Act or otherwise, (including any revised Prospectus which the Company proposes for use by the Underwriters in connection with an offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement first becomes effective, whether or not such revised Prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, or any abbreviated term sheet prepared in reliance on Rule 434 of the 1933 Act Regulations) and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or preparation, as the case may be. The Company will not, during such time, file or prepare any such amendment or supplement or other documents in a form to which you or counsel for the Underwriters shall reasonably object.

         (d) The Company will deliver to each Underwriter as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as such Underwriter reasonably requests.

         (e) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

         (f) If at any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the

Underwriters a reasonable number of copies of such amendment or supplement.

         (g) The Company will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Securities and shares of Common Stock issuable upon conversion of the Preferred Shares, if any, for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as you may designate and to pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with any review of the offering of the Underwritten Securities by the National Association of Securities Dealers, Inc. In each jurisdiction in which the Underwritten Securities and shares of Common Stock issuable upon conversion of the Preferred Shares, if any, have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction where it is not so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not so subject.

         (h) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

         (i) The Company will use its best efforts to meet the requirements to qualify as a "real estate investment trust" under the Code for the taxable year in which sales of the Underwritten Securities are to occur, subject to the good faith exercise by the Company's Board of Directors of its power to manage the business and affairs of the Company and the discharge of its legal duties.

         (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations, including any available extensions or exemptions.

         (k) Neither the Company nor its executive officers and directors will, during a period of 90 days from the date of the applicable Terms Agreement, with respect to the Underwritten Securities covered thereby, without your prior written consent, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any of the Company's or Operating Partnership's equity securities (other than the Underwritten Securities which are to be sold pursuant to such Terms Agreement), except for Common Stock issued pursuant to this Agreement, pursuant to dividend reinvestment and/or stock purchase plans, employee and director stock option plans or other compensation or benefit plans.

         (l) If the Preferred Shares are convertible into shares of Common Stock, the Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue such shares upon conversion of the Preferred Shares.

         (m) If applicable, the Company will use its best efforts to list the shares of Common Stock on the New York Stock Exchange or such other national exchange on which the Company's shares of Common Stock are then listed.

         (n) If Preferred Shares are convertible into shares of Common Stock, the Company will use its best efforts to list the shares of Common Stock issuable on Conversion of the Preferred Shares on the New York Stock Exchange or such other national exchange on which the Company's shares of Common Stock are then listed.

         (o) The Company has complied and will comply with all of the provisions of Florida H.B. 1771, Section 1, 17,130 of the Florida Securities and Investors Act, and all regulations thereunder relating to issuers doing business with Cuba.

         (p) The Company will apply the net proceeds from each sale of the Underwritten Securities as set forth under "Use of Proceeds" in each applicable Prospectus Supplement.

         Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement or the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing, reproduction and filing of this Agreement and the applicable Terms Agreement, and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Underwritten Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities and any certificates for the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants and other advisors or agents (including transfer agents and registrars), (v) the qualification of the Underwritten Securities and the shares of Common Stock issuable upon conversion of Preferred Shares, if any, under securities laws and real estate syndication laws in accordance with the provisions of Section 3(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing, reproduction and delivery to the Underwriters of copies of the Blue Sky Survey, (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (viii) any fees charged by nationally recognized statistical rating organizations for the Rating of the Underwritten Securities, if applicable, (ix) the fees and expenses, if any, incurred with respect to the listing of the Underwritten Securities, or the shares of Common Stock issuable on conversion of the Preferred Shares, if any, on any national securities exchange, and (x) the filing fees, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.

         If the applicable Terms Agreement is terminated by you in accordance with the provisions of Section 5, Section 9(b)(i) or 9(b)(ii), the Company shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         Section 5. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership herein contained, to the accuracy of the statements of the Company's officers on behalf of the Company, and on behalf of the Company in its capacity as general partner of the Operating Partnership, made in any certificate pursuant to the provisions hereof, to the performance by each of the Company and the Operating Partnership of all of its covenants and other obligations hereunder, and to the following further conditions:

         (a) At Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) if Preferred Shares are being offered, the rating assigned by any nationally recognized statistical rating organization to any preferred stock of the Company as of the date of the applicable Terms Agreement shall not have been lowered since such date nor shall such rating organization have publicly announced that it has placed any preferred stock of the Company on what is commonly termed a "watch list" for possible downgrading, and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Underwritten Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

         (b)     At Closing Time, you shall have received:

                 (1) The favorable opinion, dated as of Closing Time, of Goodwin, Procter & Hoar LLP, counsel for the Company and the Subsidiaries, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                          (i) The Operating Partnership has been duly formed, is validly existing as a partnership in good standing under the laws of the state of Delaware, has the partnership power and authority to own its property and any property proposed to be acquired by it and referred to in the Prospectus and is duly qualified to transact such business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, management or leasing of properties requires such qualification except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                          (ii) Each of the Company, the Management Company and the Building Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and any property proposed to be acquired by it and referred to in the Prospectus and to conduct its business as described in the Prospectus and is duly qualified to transact such business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, management or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                          (iii) The authorized Common Stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus as of the date set forth therein.

                          (iv) Units owned by the Company are validly issued and owned, directly or indirectly, by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                          (v) Each of this Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, has been duly authorized, executed and delivered by the Company.

                          (vi) This Agreement has been duly authorized, executed and delivered by the Operating Partnership.

                          (vii) The execution and delivery by each of the Company and the Operating Partnership of, and the performance by each of the Company and the Operating Partnership of its obligations under this Agreement, and by the Company under the applicable Terms Agreement, will not contravene any provision of applicable law or the articles of incorporation or bylaws of the Company or the Agreement of Limited Partnership or, to such counsel's knowledge after due inquiry, (a) any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or (b) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by each of the Company and the Operating Partnership of its obligations under this Agreement and by the Company under the applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Underwritten Securities.


                            (viii) The Underwritten Securities being sold pursuant to this Agreement and the applicable Terms Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company and such Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement and such Terms Agreement; and such Underwritten Securities, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in such Terms Agreement or any Delayed Delivery Contract, will be validly issued, fully paid and non-assessable, and the issuance of such Underwritten Securities will not be subject to preemptive rights and, if applicable, the Preferred Shares, as the case may be, conform to the provisions of the Articles Supplementary.

                          (ix) If applicable, the shares of Common Stock issuable upon conversion of any of the Preferred Shares have been duly and validly authorized and reserved for issuance upon such conversion or exercise by all necessary corporate action on the part of the Company and such shares, when issued upon such conversion in accordance with the charter of the Company, the Terms Agreement and the Delayed Delivery Contract, as the case may be, will be duly authorized and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon such conversion will not be subject to preemptive rights arising by operation of law or the Company's Articles of Incorporation, as amended and restated.

                          (x) If applicable, the relative rights, preferences, interests and powers of the Preferred Shares are as set forth in the Articles Supplementary relating thereto, and all such provisions are valid under the Maryland General Corporation Law.

                          (xi) The Registration Statement is effective under the 1933 Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best of their knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued under the 1933 Act and no proceedings therefor have been initiated or threatened by the Commission.

                          (xii) Such counsel is of the opinion that each document, if any, filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complies as to form in all material respects with the 1934 Act and the applicable rules and regulations of the Commission thereunder.


                          (xiii)  None of the Company, the Operating
                 Partnership, the Management Company, or the Building Company is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                          (xiv) Based, in part, on representations from the Company relating to its asset composition, source of income, shareholder diversification, distributions, record keeping and other requirements and assumptions relating to the Company's continued compliance with such representations, commencing with the Company's first taxable year ended December 31, 1994, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust" under the Code and its method of operation has enabled it to and will enable it to continue to meet the requirements for qualification as a real estate investment trust under the Code.

                          (xv) The Common Stock conforms in all material respects to the statements relating thereto contained in the Prospectus.

                          (xvi) The statements set forth in the Prospectus under the captions "The Company", "Description of Common Stock", "Restrictions on Transfer of Capital Stock", and "Federal Income Tax Considerations" in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

                 (2) The favorable opinion, dated as of Closing Time, of Kennedy Covington Lobdell & Hickman, special counsel for the Company and the Subsidiaries, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                          (i) To their knowledge after due inquiry, there are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary or any Affiliate of the Company is a party or to which any of their properties or the Communities is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement that are not described or filed as required.

                          (ii) The Company and each Subsidiary has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                          (iii) The Company and each Subsidiary (1) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (2) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
                 (3) is in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Prospectus or would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                 (3) The favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the Underwriters, with respect to the matters set forth in paragraphs (iii), (v), (vi), (viii), (ix) if applicable,
         (x) if applicable and (xvi) of subsection (b)(1).

                 (4) In giving their opinions required by subsections (b)(1) and (b)(2), respectively, of this section, Goodwin, Procter &
         Hoar LLP, Kennedy Covington Lobdell & Hickman and Brown & Wood LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement or any amendment thereto, except for financial statements and schedules and other financial and statistical data, as to which counsel need make no statement, at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment becomes effective or at the time of the most recent filing of such Annual Report, as the case may
         be) or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, except for financial statements and schedules and other financial and statistical data, as to which counsel need make no statement at the Representation Date or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions required by subsections
         (b)(1) and (b)(2), respectively, of this Section, Goodwin, Procter & Hoar LLP, Kennedy Covington Lobdell & Hickman and Brown & Wood LLP may rely, (1) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company and Operating Partnership, (2) with respect to certain other matters, upon certificates of appropriate government officials in such jurisdiction, and Brown & Wood LLP may additionally rely, as to matters involving the laws of the State of Maryland, upon the opinion of Goodwin, Procter & Hoar LLP (or other counsel reasonably satisfactory to counsel for the Underwriters) in form and substance satisfactory to counsel for the Underwriters.

         (c) At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole, or any of the Communities, whether or not arising in the ordinary course of business; no proceedings shall be pending or, to the knowledge of the Company or its Subsidiaries, threatened against the Company or its Subsidiaries or any of the Communities before or by any Federal, state or other commission board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of the Company and its Subsidiaries, taken as a whole, or any of the Communities; and you shall have received a certificate of the President or Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company in such capacity, and of the general partner of the Operating Partnership, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change and
(ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date. As used in this Section 5(c), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

         (d) At the time of execution of the applicable Terms Agreement, you shall have received a letter dated such date from Deloitte & Touche LLP, in form and substance satisfactory to you, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations thereunder;
(ii) it is their opinion that the consolidated financial statements and financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus and audited by them and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) they have performed limited procedures, not constituting an audit, including a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minute books of the Company, inquiries of certain officials of the Company who have responsibility for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited condensed consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Prospectus), nothing has come to their attention which causes them to believe (A) that any material modifications should be made to the unaudited condensed financial statements of the Company and its subsidiaries included or incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles or that such unaudited financial statements do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations, (B) the unaudited financial data of the Company in the Registration Statement and the Prospectus under the caption "Selected Financial and Other Information" was not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, or
(C) at a specified date not more than three days prior to the date of the applicable Terms Agreement, there has been any change in the capital stock of the Company or in the consolidated mortgage notes, bonds and other loans payable of the Company and its subsidiaries or any decrease in consolidated total assets of the Company, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from April 1, 1996 through June 30, 1996, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated total revenues, property operating income, funds from operations, net income or net income per share of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinion and the limited procedures referred to in clause
(iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

         (e) At Closing Time, you shall have received a letter, dated as of Closing Time, from Deloitte & Touche LLP, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the "specified date" referred to shall be a date not more than three days prior to such Closing Time.

         (f) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Operating Partnership in connection with the issuance and sale of the Underwritten

Securities as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriters.

         (g) In the event that the Underwriters exercise their option provided in a Terms Agreement as set forth in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company and the Operating Partnership hereunder shall be true and correct as of each applicable Date of Delivery and, at the relevant Date of Delivery, you shall have received:

                 (1) A certificate, dated such Date of Delivery, of the President and Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company on behalf of the Company and on behalf of the Company in its capacity as general partner of the Operating Partnership confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

                 (2) The favorable opinions of Goodwin, Procter & Hoar LLP and Kennedy Covington Lobdell & Hickman, counsels for the Company and the Subsidiaries, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(1) and 5(b)(3) hereof.

                 (3) The favorable opinion of Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(2) and 5(b)(3) hereof.

                 (4) A letter from Deloitte & Touche LLP, in form and substance reasonably satisfactory to you and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to you pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(g)(4) shall be a date not more than three days prior to such Date of Delivery.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time or Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

         Section 6. Indemnification. (a) The Company and the Operating Partnership, jointly and severally, hereby agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                 (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission, or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the indemnifying party; and

                 (3) against any and all expense whatsoever (including, the reasonable fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (i) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) and the Prospectus (or any amendment or supplement thereto) or (ii) if
(A) any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents, (B) such untrue statement or alleged untrue statement or omission or alleged omission is corrected in any amendment or supplement to the Registration Statement or the Prospectus and (C) such Underwriter, having been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, thereafter fails to deliver such amended or supplemented Prospectus prior to or concurrently with the sale of Underwritten Securities to the person asserting such loss, claim, damage or liability who purchased such Underwritten Securities from such Underwriter.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company and the Operating Partnership, the directors, each of the officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         (d) For purposes of this Section 6, all references to the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copies filed with the Commission pursuant to EDGAR.

         Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Operating Partnership and the Underwriters with respect to the offering of the Underwritten Securities shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Operating Partnership and one or more of the Underwriters in respect of such offering, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus in respect of such offering bears to the initial public offering price appearing thereon and the Company and the Operating Partnership are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this
Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities purchased by it pursuant to the applicable Terms Agreement and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company and the Operating Partnership. The Underwriter's obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint. For purposes of this Section 7, the Company, its subsidiaries and the Operating Partnership shall be deemed one party jointly and severally liable for any obligations hereunder.

         Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or the applicable Terms Agreement, or contained in certificates of officers of the Company and the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement or the applicable Terms Agreement, or investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of and payment for the Underwritten Securities.

         Section 9. Termination of Agreement. (a) This Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company, the Operating Partnership or by you upon the giving of 30 days' written notice of such termination to the other parties hereto.

         (b) You may also terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) Preferred Shares are being offered and the rating assigned by any nationally recognized statistical rating organization to any preferred stock of the Company as of the date of the applicable Terms Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any preferred stock of the Company on what is commonly termed at "watch list" for possible downgrading; (iii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in your judgment, impracticable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or (iv) if trading in any of the securities of the

Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Maryland authorities. As used in this
Section 9(b), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

         (c) In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.

         Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you shall not have completed such arrangements within such 24-hour period, then:

         (a) if the total number of Defaulted Securities does not exceed 10% of the total number of Underwritten Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the total number of Defaulted Securities exceeds 10% of the total number of Underwritten Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

         In the event of any such default which does not result in a termination of the applicable Terms Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

         Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1305, attention of Mr. Tjarda van S. Clagett, Managing Director; and notices to the Company shall be directed to it at 212 South Tryon Street, Suite 500, Charlotte, N.C. 28211, attention of Mr. William F. Paulsen, President and Chief Executive Officer.

         Section 12. Parties. This Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon you and the Company, the Operating Partnership and any Underwriter who becomes a party to such Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or such Terms Agreement or any provision herein or therein contained. This Agreement and the applicable Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         Section 13. Governing Law and Time. This Agreement and the applicable Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

         Section 14. Counterparts. This Agreement and the applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts will become a binding agreement between you, the Company and the Operating Partnership in accordance with its terms.

                                           Very truly yours,

                                           SUMMIT PROPERTIES INC.


                                           By: /s/ William F. Paulsen
                                               -------------------------------
                                               Name: William F. Paulsen
                                               Title:


                                           SUMMIT PROPERTIES PARTNERSHIP, L.P.

                                           By:  Summit Properties Inc.
                                                (its general partner)


                                           By: /s/ William F. Paulsen
                                               -------------------------------
                                               Name: William F. Paulsen
                                               Title:


CONFIRMED AND ACCEPTED,
  as of the date first
  above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By: /s/ Tjarda van S. Clagett
    ---------------------------------
    Authorized Signatory